Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of December 29, 2021 (the “Effective Date”) (this “Agreement”), is by and among Blue Owl Capital Inc., a Delaware corporation (“Parent”), Blue Owl Capital GP LLC, a Delaware limited liability company (“Blue Owl GP”), Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”), Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), each of Douglas Ostrover, Marc Lipschultz and Michael Rees (each, an “OWL Principal”) and Marc Zahr (“Zahr” together with Parent and the OWL Principals, each, a “Party” and collectively, the “Parties”).

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of October 17, 2021, by and among Parent, Blue Owl GP, Blue Owl Holdings, Blue Owl Carry, Flyer Merger Sub I, LLC, a Delaware limited liability company and an indirect subsidiary of Parent (“Management Company Merger Sub”), Flyer Merger Sub II, LP, a Delaware limited partnership and an indirect subsidiary of Parent (“SASC Merger Sub” and, together with Management Company Merger Sub, each, a “Merger Sub” and, collectively, the “Merger Subs”), Oak Street Real Estate Capital, LLC, an Illinois limited liability company (“Management Company”), OSREC GP Holdings, LP, a Delaware limited partnership (“GP Holdings”), SASC Feeder, LP, a Delaware limited partnership (“SASC Feeder” and, together with Management Company and GP Holdings, the “Companies” and each, a “Company”), and Augustus, LLC, an Illinois limited liability company, solely for the purposes specified therein (as the same may be amended from time to time, the “Merger Agreement”), in connection with Parent’s acquisition of, among other things, all of the outstanding equity interests in Management Company in exchange for cash and common units of Blue Owl Holdings and Blue Owl Carry, as set forth in the Merger Agreement; and

WHEREAS, in connection with the foregoing, Zahr, directly or indirectly, is receiving Blue Owl Common Units in respect of his indirect equity interests in Management Company and SASC Feeder, and is entering into an employment agreement, effective as of the Effective Date (the “Employment Agreement”), with Parent or an Affiliate thereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Governance Matters.

(a) Parent shall, and each of the OWL Principals and Zahr (in each case, severally, and not jointly) agrees with Parent that he shall, take all Necessary Action (including increasing the size of the board of directors of Parent (the “Board”)) to cause:

(i) on the Effective Date and for so long as (x) Zahr is employed by Parent or its Affiliates and (y) Zahr and his Permitted Transferees directly or indirectly Beneficially Own a number of shares of Parent Common Stock and Blue Owl Common Units collectively (and without duplication) equal to at least 50% of the number of Blue Owl Common Units (on an as-exchanged basis with respect to any Parent Common Stock held on the date of determination, but excluding any Earnout Units) issued to Zahr on the Effective Date, Zahr to be a member of the Board (a “Director”), designated as a Class III Director; and

(ii) on the Effective Date and for so long as Zahr is employed by Parent or its Affiliates, Zahr to be a member of the Executive Committee.

(b) Zahr agrees with Parent that he shall take all Necessary Action to cause the OWL Principals, together with any other individuals nominated by Parent, to be Directors.

(c) Parent shall reimburse Zahr for all reasonable out-of-pocket expenses incurred in connection with his attendance at meetings of the Board and any committees thereof of which he is a member, including travel, lodging and meal expenses.

(d) For so long as Zahr serves as a Director, (i) Parent shall provide Zahr with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other Directors and (ii) Parent shall not amend or repeal any right to indemnification or exculpation under Article IX of the Parent Certificate of Incorporation, Article V of the Parent Bylaws and any indemnification agreements with Directors (whether such right is contained in the Parent Governing Documents or another document), other than any such amendment or repeal (A) that permits Parent to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto, (B) as and to the extent required by applicable Law, or (C) as applies to each of the OWL Principals serving on the Board in the same manner as such amendment or repeal applies to Zahr.

(e) For so long as Zahr serves as a Director, Parent shall (i) purchase directors’ and officers’ liability insurance in an amount and with terms and conditions determined by the Board to be reasonable and customary and (ii) maintain such directors’ and officers’ liability insurance coverage with respect to Zahr (subject to the limitations of such coverage). Upon the removal or resignation of Zahr as a Director for any reason, Parent shall take all actions reasonably necessary to continue to maintain such directors’ and officers’ liability insurance coverage with respect to Zahr for a period of not less than six years from any such event in respect of any act or omission of Zahr occurring at or prior to such event.

(f) For so long as Zahr is employed by Parent or its Subsidiaries, Parent shall not, and shall cause each of its Subsidiaries not to, engage in any action that would treat the Oak Street Division in a disproportionate and adverse manner as compared to any other current or future verticals, divisions or business units of Parent (including as it relates to stock/equity programs or the allocation of funding obligations in respect of general partner commitments).

(g) From and after the Effective Date and until such time as Zahr and his Permitted Transferees no longer directly or indirectly Beneficially Own a number of shares of Parent Common Stock and Blue Owl Common Units collectively (and without duplication) equal to at least 35% of the number of Blue Owl Common Units (on an as-exchanged basis with respect to any Parent Common Stock held on the date of determination, but excluding any Earnout Units) issued to Zahr on the Effective Date, without the prior written consent of Zahr, Parent shall not, and shall cause each of its Subsidiaries not to, take any of the following actions (and no OWL Principal shall vote in favor of taking any such actions):

(i) amend the Parent Governing Documents, the agreement of limited partnership of Blue Owl Holdings or Blue Owl Carry, or the organizational documents of any non-fund Subsidiary of any of the foregoing, in a manner that, in any such case, would adversely affect in any material respect, any of Zahr’s or his Permitted Transferees’ economic rights or entitlements as a holder of any Equity Securities in Parent, Blue Owl Holdings or Blue Owl Carry in a manner that is disproportionate to the OWL Principals;

(ii) effect an issuance of Equity Securities of Parent, Blue Owl GP or (other than in connection with an Exchange) Blue Owl Holdings or Blue Owl Carry that, in any such case, dilutes or otherwise adversely affects in any material respect any of Zahr’s or any of his Permitted Transferees’ economic rights or entitlements disproportionately to any OWL Principal, other than issuances (A) in respect of their existing equity interests of Parent or any of its Subsidiaries and (B)

issuances of incentive equity in which OWL Principals are entitled to participate in accordance with a plan approved by the Board; provided that, for the avoidance of doubt, issuances of equity securities for cash approved by the Board shall not be subject to this restriction so long as Zahr is offered the opportunity to acquire a proportionate amount of such equity securities (based on relative ownership of equity securities of Parent and its Subsidiaries as of such time (and, with respect to Blue Owl Common Units, on an as-exchanged basis with respect to any Parent Common Stock held on the date of determination)) on the same terms; or

(iii) repurchase or redeem Equity Securities of Parent, Blue Owl GP or (other than in connection with an Exchange) Blue Owl Holdings or Blue Owl Carry held by any OWL Principal unless Equity Securities directly or indirectly held by Zahr or any of his Permitted Transferees are, at Zahr’s (or his Permitted Transferees’, as applicable) election, repurchased or redeemed on a proportionate basis, other than repurchases or redemptions of such Equity Securities held by any OWL Principal in connection with the departure of such OWL Principal from Parent, Blue Owl GP or Blue Owl Holdings, or any Affiliate thereof.

2. Lock Up.

(a) Zahr shall not effect any Restricted Transfer of any Parent Common Stock or Blue Owl Common Units Beneficially Owned or otherwise held by Zahr (excluding any Earnout Units) (all such securities, the “Lock-Up Shares”) during the three years following the Effective Date (the “Lock-Up Period”); provided that, (x) if any OWL Principal is released from any lock-up period applicable to such OWL Principal, then Zahr and his Permitted Transferees shall have the same number of days released from his, her or its Lock-Up Period or (y) to the extent any lock-up restrictions to which any OWL Principal is subject are relaxed or otherwise waived, the lock-up restrictions to which Zahr and his Permitted Transferees are subject will be correspondingly relaxed or otherwise waived.

(b) During the Lock-Up Period, any purported Transfer of Lock-Up Shares by Zahr other than in accordance with this Agreement shall be null and void, and Parent shall refuse to recognize any such Transfer for any purpose.

(c) Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period Zahr may make Permitted Transfers (without the consent of Parent) of any Lock-Up Shares. For the avoidance of doubt, in connection with any Permitted Transfer of Lock-Up Shares, (x) the restrictions and obligations contained in this Section 2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement and complies with the following sentence. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder to this Agreement, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor as to the applicable Lock-Up Shares) for all purposes of this Agreement.

3. Defined Terms. For purposes of this Agreement:

(a) “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(b) “Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting. When used in this Agreement with respect to Parent, “Equity Securities” shall include Parent Common Stock, any preferred stock, and Blue Owl Operating Units.

(c) “Exchange” has the meaning given to such term in the Exchange Agreement of Parent, dated as of May 19, 2021.

(d) “Executive Committee” means the executive committee of Parent officers responsible for day-to-day management of Parent and its Subsidiaries, as described in the Investor Rights Agreement, dated as of May 19, 2021, by and among Parent, the sellers party thereto and the founder holders party thereto.

(e) “Family Member” means (i) Zahr and any spouse, parent, grandparent or natural or adopted sibling, child or grandchild of Zahr, together with the current spouse of each such individual and (ii) any corporation, trust, limited liability company, partnership, charitable foundation or organization or other entity directly or indirectly Controlled by, and substantially all of whose equity or membership interests are owned by, or whose sole beneficiaries are, directly or indirectly, any of the individuals referenced in the preceding clause (i).

(f) “Lock-Up Shares” means (i) any Parent Common Stock and (ii) any other Equity Securities in Parent held by Zahr, directly or indirectly, as of the Effective Date (or, for the avoidance of doubt, upon the Exchange).

(g) “Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that Parent’s directors may have in such capacity) necessary to cause such result, including (i) calling special meetings of stockholders, (ii) voting or providing a written consent or proxy, if applicable in each case, with respect to Parent Common Stock, (iii) causing the adoption of stockholders’ resolutions and amendments to the Parent Governing Documents, (iv) executing agreements and instruments, (v) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result, and (vi) nominating certain Persons for election to the Board in connection with the annual or special meeting of the stockholders of Parent.

(h) “Oak Street Division” has the meaning given to such term in the Employment Agreement.

(i) “Permitted Transfer” means any Transfer that is made to a Permitted Transferee; provided, however, that such Permitted Transferee(s) must enter into a written agreement with Parent agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement.

(j) “Permitted Transferee” means, with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, (iv) any equityholder of such Person as a distribution in kind, (v) any Person for bona fide estate planning purposes, (vi) any Person approved by the Board or (vii) if such Person is a natural person, (A) by virtue of laws of descent and distribution upon death of such individual or (B) in accordance with a qualified domestic relations order.

(k) “Restricted Transfer” means any Transfer other than a Permitted Transfer.

(l) “Transfer” means, when used as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition by the Transferor (whether by operation of Law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, transfers, sells, pledges or hypothecates or otherwise disposes of (whether by operation of Law or otherwise), including, in each case, (i) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (ii) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. A Transfer shall be deemed to include any indirect voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition that is effectuated for the purpose of circumventing the restrictions on Transfer set forth in Section 2. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

(m) Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Merger Agreement.

4. General Provisions.

(a) Amendment and Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and Zahr; provided that no amendment adverse to the rights or obligations of an OWL Principal hereunder shall be effective without the consent of such OWL Principal. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced (if such Party is Parent after the Closing, with the approval of the Independent Directors). No waiver by any Party of any default, breach of representation or warranty or breach of covenant under this Agreement, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

(b) Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. Eastern Time on a Business Day and, if otherwise, on the next Business Day, (ii) one Business Day following sending by reputable overnight express courier (charges prepaid) or (iii) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 4(b), notices, demands and other communications to Zahr shall be sent to the addresses indicated below:

Marc Zahr

125 S. Wacker Drive, Suite 1220

Chicago, IL 60606

Email: zahr@oakstreetrec.com

With a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

600 Travis Street, Suite 2100

Houston, TX 77002

Attention:             Michael De Voe Piazza; Jesse Myers

Email: mpiazza@willkie.com; jmyers@willkie.com

Notices to Parent and/or the OWL Principals:

c/o Blue Owl Capital Inc.

399 Park Avenue, 38th Floor

New York, NY 10022

Attention:             Neena Reddy

Email: neena.reddy@blueowl.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:             Richard J. Campbell

Email: richard.campbell@kirkland.com

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:             Eric Schiele; Bradley Friedman; Christopher Gandia

Email: eric.schiele@kirkland.com; brad.friedman@kirkland.com;

     christopher.gandia@kirkland.com

(c) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law, including in connection with a merger or consolidation or conversion of Parent) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 4(c) shall be null and void.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way.

(f) Counterparts; Electronic Delivery. This Agreement and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

(g) Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES TO THIS AGREEMENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court (the “Delaware Courts”) and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 4(g), however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

(h) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing herein, expressed or implied, shall give or be construed to give any Person, other than the Parties and such successors and permitted assigns, any legal or equitable rights hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first set forth above.

BLUE OWL CAPITAL INC.

By:	/s/ Neena Reddy
	Name:	Neena Reddy
	Title:	General Counsel and Secretary

/s/ Marc Zahr
Marc Zahr

/s/ Douglas Ostrover
Douglas Ostrover

/s/ Marc Lipschultz
Marc Lipschultz

/s/ Michael Rees
Michael Rees

[Signature Page to Investor Rights Agreement]